AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM

1.	Security Purchased:     RSG  05/15/2041

2.	Cusip Number:  760759AN0

3.	Date of Purchase:   5/2/2011

4.	Broker Name:         Bank of America
(Cannot purchase directly from PNC
Affiliated Underwriter)

5.	The purchase of the security is determined by a person who
has portfolio management
responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives: (ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes______X__     No________(only for separately
managed accounts subadvised by PNC Capital)

6.	Issuer:  Republic Services Inc

7.	Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.	  Aggregate principal amount
  of purchase:     $2,000,000

9.	Aggregate principal amount
  of offering:     $600,000,000

10.	Purchase price (net of fees and expenses):   99.429

11.	Date offering commenced:   May 2, 2011

12.	Offering price at end of first day on which any sales
were made:   99.75

13.	Commission, spread or profit:

14.	Have the following conditions been satisfied:     Yes  OR  No

 a. Does the account's governing
document(s) allow for this security to be purchased?    YES

b. The securities are a part of an
issue registered under the Securities
Act of 1933, as amended, which is being
offered to the public, or are Eligible
Municipal Securities or are securities
sold in an Eligible Foreign Offering,
or are securities sold in an Eligible
Rule 144A Offering.                          YES

c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid
by each other purchaser of securities
in that offering or in any concurrent
offering of the securities (except, in
the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the
issuer) or, if a rights offering, the
securities were purchased on or before
the fourth day preceding the day on
which  the rights offering terminated.             YES

d. The underwriting was a firm
commitment underwriting?                   YES

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for
underwriting similar securities during
the same period?                              YES

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations
of predecessors).                              YES

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not
exceed (i) if purchased in an offering
other than an Eligible Rule 144A
Offering, 25% of the principal amount
of the securities being offered, or
(ii) if purchased in an Eligible Rule
144A Offering, 25% of the total of (A)
the principal amount of the class of
securities being offered that were sold
by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in
Rule 144A(a)(1) under the Securities
Act of 1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.                         YES

h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?                                  YES

      Portfolio Manager(s) (Name):  Timothy Compan
               Signature(s):
     Date: __5/2/2011________________

      Board of Trustees Review Date (PNC Funds & PNC Advantage Funds):


Account Information (please list accounts below or attach a worksheet with the following information included):

Account
Number      Par     Exec Price

ACCOUNT PRICE
PAR
EXEC

carm0009
330000
99.429

carm0034
360000
99.429

carm0fi7
40000
99.429

cn000072
45000
99.429

cn000240
10000
99.429

cn000392
10000
99.429

cn000440
15000
99.429

cn000555
10000
99.429

cn000813
15000
99.429

cn000848
10000
99.429

cn001025
30000
99.429

cn001083
10000
99.429

cp000663
60000
99.429

cp000664
20000
99.429

cp000984
5000
99.429

cp000985
5000
99.429

cp001040
65000
99.429

cp001041
10000
99.429

cp001110
5000
99.429

cp001156
15000
99.429

cp001245
10000
99.429

cp001246
5000
99.429

cp001247
5000
99.429

cp001253
80000
99.429

cp001388
25000
99.429

cp001389
5000
99.429

cp001393
5000
99.429

cp001394
15000
99.429

cp001396
5000
99.429

cp001397
10000
99.429

cp001406
10000
99.429

cp001407
15000
99.429

cp001548
5000
99.429

cp002190
20000
99.429

cp002205
5000
99.429

cp002520
5000
99.429

cp003568
20000
99.429

cp003569
5000
99.429

cp003570
10000
99.429

cp004150
40000
99.429

cp004172
5000
99.429

cp004340
10000
99.429

cp004547
10000
99.429

cp004573
5000
99.429

cp004740
5000
99.429

cp004791
15000
99.429

cp005328
15000
99.429

cp005512
15000
99.429

cpx04086
15000
99.429

cpx04310
10000
99.429

cx000002
20000
99.429

cx000015
50000
99.429

cx000030
10000
99.429

cx000038
35000
99.429

cx000043
380000
99.429

cx000154
10000
99.429

in001071
15000
99.429

in003225
5000
99.429